Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Provides Aircraft Trading and Financing Update

Stamford, CT. April 13, 2016 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported the recent completion of several important financing, asset sales and investment initiatives that we expect will further de-risk the Company while improving our earnings profile.

Commenting on the activity, Ron Wainshal, Aircastle’s CEO, stated, “Building on our already strong position, we’ve taken advantage of improved pricing for new investments thanks to our role as a reliable buyer amidst a turbulent market. At the same time, we’ve continued accessing new funding on favorable terms from a variety of sources around the world, expanding our new business opportunity set through joint ventures, while seizing opportunities to continue up-grading our portfolio through asset sales. By selectively limiting future capital commitments and maintaining investment flexibility, I believe Aircastle is really well positioned to capitalize on attractive growth opportunities as they arise.”

Key Updates

•	Closed or committed to more than $850 million in new investments for 2016. These transactions encompass 29 aircraft, of which 26 are narrow-bodies. Nearly all of these purchases are expected to close by the end of the third quarter.

•	Recently secured $695 million in new unsecured financing from three different sources. This funding consists of $500 million in senior notes due 2023, a 3-year $120 million term financing facility obtained from a group of Japanese financial institutions led by Development Bank of Japan, and a $75 million expansion of our revolving credit facility to $675 million. The term of our revolver was also extended one year to May 2020.

•	Submitted notice to prepay our Securitization No. 2 in May. Repaying this facility will free up approximately $500 million in collateral, further enhancing the Company’s financial position.

•	Continued our successful asset sales program during Q1 2016. We sold more than $200 million in aircraft to third parties. The aircraft sold consisted of two A330s and six mid-aged A320s.

•	Expanded our joint venture with Ontario Teachers’ Pension Plan and established a new joint venture with IBJ Leasing. We sold four relatively new narrow-body aircraft to our Lancaster joint venture with Teachers’, bringing its total assets to more than $600 million. The new venture with IBJ Leasing is targeted at new narrow-body aircraft leased to premier airlines.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2016, Aircastle owned and managed on behalf of its joint ventures 162 aircraft on lease with 54 customers located in 33 countries.

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” in Item 1A of Aircastle’s 2015 Annual Report on Form 10-K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited